UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 5, 2011
Date of report (Date of earliest event reported)

CVD EQUIPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation or Organization)

1-16525	11-2621692
(Commission File Number)	(IRS Employer Identification No.)

1860 Smithtown Ave., Ronkonkoma, New York 11779
(Address of Principal Executive Offices, Including Zip Code)

(631) 981-7081
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Definitive Material Agreement.

On August 5, 2011 (the “Closing Date”), CVD Equipment Corporation (the “Company”) and HSBC Bank USA, National Association (“HSBC”) entered into a certain credit agreement (the “Credit Agreement”).  The Credit Agreement provides for, among other things: (i) a $7 million revolving credit facility with a sublimit of $1 million for equipment term loans (the “Revolver”) and (ii) a $2.1 million, five (5) year term loan (the “Term Loan”).  The Revolver is available to finance the Company's general corporate requirements in the ordinary course of business.  The proceeds of the Term Loan are being used to pay off existing mortgage loans currently held by Capital One, N.A. and is payable in equal monthly installments of principal, together with interest thereon.  The maturity dates for the Revolver and Term Loan are August 4, 2014 and September 1, 2016, respectively.

Borrowings under the Revolver bear interest, at the Borrower’s option, at either: (i) the London Interbank Offered Rate (“LIBOR”) plus 1.75% or (ii) the HSBC’s prime rate minus 0.5%.  Interest on the unpaid balance of the Term Loan accrues at a fixed rate of 3.045%

 The Obligations (as defined in the Credit Agreement) are secured by substantially all of the Company’s personal property.  In addition, the Company entered in a certain Account Pledge Agreement pursuant to which the Company pledged cash collateral of $1 million to HSBC to secure the Obligations, provided that, so long as no Event of Default (as defined in the Credit Agreement) has occurred and is continuing, HSBC will release $200,000 on each anniversary of the Closing Date.

The Credit Agreement contains customary financial covenants, including covenants that the Company maintain: (i) a Tangible Net Worth (as defined in the Credit Agreement) of not less than $10 million, (ii) a Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of not less than 1.2:1.0, (iii) a Leverage Ratio (as defined in the Credit Agreement) of not more than 1.5:1.0 and (iv) Working Capital (as defined in the Credit Agreement) of not less than $7 million.

The Credit Agreement also contains other customary affirmative and negative covenants, and events of default.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 above is incorporated herein by reference in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVD EQUIPMENT CORPORATION

Date: August 11, 2011	/s/ Leonard A. Rosenbaum
Name: Leonard A. Rosenbaum
Title: Chairman, President,
Chief Executive Officer and Director (Principal Executive Officer)